UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On December 31, 2015, Connecture, Inc. and its wholly-owned subsidiary, DestinationRx, Inc., (the “Company”) entered into an Amendment No. 11 to Credit Agreement (the “Credit Facility Amendment”) with Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, and an Amendment No. 9 to Second Lien Term Loan Agreement (the “THL Note Amendment”) with THL Corporate Finance, Inc., as administrative agent for the lenders named therein.

The Credit Facility Amendment and the THL Note Amendment amended the Company’s Credit Agreement, dated January 15, 2013, as amended, and the Company’s Second Lien Term Loan Agreement, dated March 18, 2013, as amended, to (i) establish the quarterly building EBITDA covenant, as defined in the respective agreements, for each of the quarters in the year ending December 31, 2016, (ii) establish the minimum liquidity covenant, as defined in the respective agreements, for each of the quarters in the year ending December 31, 2016, (iii) amend the definition of EBITDA, as defined in the respective agreements, to permit excluding up to $300,000 of one-time non-recurring costs and expenses incurred in connection with the hiring of the Company’s Chief Executive Officer, and (iv) reduce the quarterly building EBITDA covenant, defined in the respective agreements, for the quarter ended December 31, 2015 to $8.5 million and $7.7 million, respectively.

The Credit Facility Amendment and the THL Note Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Credit Facility Amendment and the THL Note Amendment are a summary and are qualified in their entirety by the respective terms of the THL Note Amendment and the Credit Facility Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 11 to Credit Agreement, dated December 31, 2015, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, and the Company.

10.2	Amendment No. 9 to Second Lien Term Loan Agreement, dated December 31, 2015, by and among THL Corporate Finance, Inc., as administrative agent for the lenders named therein, and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: January 7, 2016	/s/ James P. Purko
James P. Purko
Chief Financial Officer